EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Annual Report on Form 10-K of Yubo International Biotech Limited for the year ended December 31, 2025, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2025 fairly presents, in all material respects, the financial condition and results of operations of Yubo International Biotech Limited.

Date: March 31, 2026	By:	/s/ Yang Wang
	Name:	Yang Wang
	Title:	Chief Executive Officer